Exhibit 99.1

Final Approval Received for Acquisition of

Mead Johnson by Reckitt Benckiser

CHICAGO, Ill. – June 12, 2017 – Mead Johnson Nutrition Company (NYSE: MJN) announced that the final regulatory approval has been received in order to complete its acquisition by Reckitt Benckiser Group plc. The transaction is expected to close on Thursday, June 15, 2017, subject to the satisfaction of customary closing conditions at such time.

About Mead Johnson

Mead Johnson, a global leader in pediatric nutrition, develops, manufactures, markets and distributes more than 70 products in over 50 markets worldwide. The company’s mission is to nourish the world’s children for the best start in life. The Mead Johnson name has been associated with science-based pediatric nutrition products for over 110 years. The company’s “EnfaTM” family of brands, including Enfamil® infant formula, is a world leading brand franchise in pediatric nutrition.

Cautionary Statement Regarding Forward-Looking Statements

This release contains certain statements with respect to a transaction involving Mead Johnson and RB that are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by the fact they use words such as “should,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe” and other words and terms of similar meaning and expression. Forward-looking statements can also be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations that involve inherent risks, uncertainties and assumptions that may cause actual results to differ materially from expectations as of the date of this news release. These risks include, but are not limited to: (1) the possibility that a transaction will not be consummated or delays in consummating the transaction; (2) adverse effects on the market price of the Company’s common stock and on the Company’s operating results because of a failure to complete the transaction; (3) negative effects relating to the announcement of the transaction or any further announcements relating to the transaction or the entrance into or consummation of the transaction on the market price of the Company’s common stock; (4) unanticipated difficulties or expenditures relating to the transaction; (5) legal proceedings instituted against the Company and others in connection with the transaction; (6) disruptions of current plans and operations caused by the announcement and pendency of the transaction; (7) potential difficulties in employee retention as a result of the announcement and pendency of the transaction; (8) the response of customers, distributors, suppliers and competitors to the announcement of the transaction; (9) the ability to sustain brand strength, particularly the Enfa family of brands; (10) the effect on the Company’s reputation of real or perceived quality issues; (11) the effect of regulatory restrictions related to the Company’s products; (12) the adverse effect of commodity costs; (13) increased competition from branded, private label, store and economy-branded products; (14) the effect of an economic downturn on consumers’ purchasing behavior and customers’ ability to pay for product; (15) inventory reductions by customers; (16) the adverse effect of changes in foreign currency exchange rates; (17) the effect of changes in economic, political and social conditions in the markets where we operate; (18) changing consumer preferences; (19) the possibility of changes in the Women, Infants and Children (WIC) program, or participation in WIC; (20) legislative, regulatory or judicial action that may adversely affect the Company’s ability to advertise its products, maintain product margins, or negatively impact the

Company’s reputation or result in fines or penalties that decrease earnings; and (21) the ability to develop and market new, innovative products.

Where, in any forward-looking statement, the Company or its management expresses an expectation or belief as to future results or actions, there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished. Our actual results may differ materially from our expectations, plans or projections. Forward-looking statements are only predictions and estimates, which are inherently subject to risks, trends and uncertainties, many of which are beyond our ability to control or predict with accuracy and some of which we might not even anticipate. There can be no assurance that we will achieve our expectations and we do not assume responsibility for the accuracy and completeness of the forward-looking statements. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements as a result of many factors, including the risk factors described in the risk factor section of our reports filed with the Securities and Exchange Commission (“SEC”). Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the Company.

For additional information regarding these and other factors, see the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K, which filings are available upon request from the SEC or at www.meadjohnson.com. All forward-looking statements included in this release are based upon information available to the Company as of the date of the release, and we assume no obligation to update or revise any such forward-looking statements except as required by law.

Mead Johnson Nutrition

Investors:

Kathy MacDonald, 312-466-8900
kathy.macdonald@mjn.com

or

Media:

Christopher Perille, 312-466-5814
chris.perille@mjn.com